UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2026

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure
Nuveen Churchill Private Capital Income Fund (“PCAP,” the “Fund” or “we”) is a perpetual life, non-traded business development company (“BDC”) that offers exposure to a diversified portfolio anchored in middle market senior loans while seeking to provide interest rate stability through select junior capital investments and attractive upside through private equity co-investment.

We believe PCAP provides a compelling opportunity for investors to access the benefits of private capital through an award-winning manager with a differentiated strategy and proven track record. Since its 2006 inception, Churchill Asset Management LLC (“Churchill”), PCAP’s investment sub-adviser, has been providing flexible financing solutions to U.S. based companies backed by leading private equity sponsors primarily focused on the traditional or "core" middle market, typically companies with $10 to $100 million in annual earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Market Update

The first quarter of 2026 began in a manner similar to how 2025 ended, defined by market volatility, negative private credit headlines, and geopolitical tensions. This was driven in part by market concerns of AI disruption and software exposure, increased redemption activity in non-traded BDCs and interval funds, and the conflict in the Middle East. Notwithstanding the foregoing, we believe there is a significant disconnect between the prevailing media narrative and the underlying fundamentals in private credit, particularly within our own portfolio, where credit metrics have continued to demonstrate meaningful strength.

During the first quarter, we observed that spreads in the direct lending market have begun to widen by approximately 25 to 50 basis points in response to these dynamics, a notable development following several quarters of relative stability. At the same time, interest rate expectations also have recalibrated away from aggressive cuts to a more sustained “higher-for-longer” environment, driven by persistent inflation, a resilient labor market, and geopolitical uncertainty. We believe the current interest rate environment can serve as a tailwind for floating rate private credit returns.

A Word on Software and AI

Amid growing market focus on AI’s implications for software businesses, we want to emphasize that PCAP has limited software exposure overall, and relatively modest exposure to application software companies that we believe may be most susceptible to AI displacement. As of March 31, 2026, PCAP’s software exposure represented 6% of its portfolio at fair value, with no recurring revenue loans.1

In our view, AI will inevitably create both winners and losers across software and other industries. While we do not believe AI will disrupt every industry equally or immediately, we believe periods of technological transition require heightened discipline and selectivity. Churchill has been monitoring AI as both a potential opportunity and risk factor across the platform well ahead of the recent increase in market attention. Through active dialogue with management teams and private equity sponsors, combined with rigorous ongoing portfolio monitoring, Churchill maintains an informed and real-time perspective on these evolving industry dynamics and company-specific developments as it relates to AI.

Portfolio Update

Despite a challenging market backdrop, we believe PCAP delivered a strong first quarter, generating a 0.87% quarterly return with respect to Class I shares and bringing the annualized inception to date returns to 10.69% for that class.2 The annualized net distribution rate for Class I shares was 8.5% in the first quarter. We believe the investment portfolio demonstrated resilience, with a
1 As of March 31, 2026, the estimate of software exposure (i) includes any borrower whose business model reflects the operating or structural characteristics of a software company, regardless of its industry classification, and (ii) excludes technology-adjacent companies, such as managed service providers and systems integrators, that may be assigned to 'High-Tech Industries' under Moody’s industry classification, but do not derive revenue from the licensing or subscription of proprietary software. As a result, certain borrowers classified within 'High-Tech Industries' are excluded from the software sector estimate, while certain borrowers classified in other industries are included, based on whether they derive revenue from proprietary software licensing or subscriptions. The foregoing estimates are unaudited, and we believe this estimate is an accurate representation of our software sector exposure. Results will differ, in some cases significantly, if an alternative industry classification methodology were applied.

net asset value (NAV) of $24.02 per Class I share as of March 31, 2026.2 Redemptions for the first quarter 2026 amounted to approximately 2.9% of NAV, with subscriptions (including proceeds received from the distribution reinvestment plan) totaling $120.0 million for the first quarter, resulting in solid net inflows of $78.0 million.

We remain focused on investing in the core middle market, which we define as businesses generating $10 to $100 million EBITDA. We believe this segment offers investors an attractive opportunity to generate long-term value with less volatility and enhance portfolio diversification. Key attributes of our focus on this segment include:

Expansive opportunity set. We believe the core middle market reflects a vast universe of companies at multiple stages of growth, allowing us to remain selective and focus on businesses with strong operating models, market leading positions and steady profit margins. We aim to construct highly diverse portfolios, reflected in PCAP’s $2.4 billion portfolio (at cost), which, as of March 31, 2026, consisted of 337 positions across 30 industries, with an average position size of 0.3%, which we believe limits idiosyncratic exposure to any single credit. As of March 31, 2026, PCAP’s top 10 largest investments represented only 10.8% of the total portfolio, with the largest at approximately 1.2%.3

Disciplined deal structures. With the continued expansion of private credit and evolving competitive landscape, we believe the core middle market has been relatively insulated from increasingly aggressive deal structures and loosening terms more prevalent in the upper end of the middle market and broadly syndicated market. Our target companies tend to be lower levered and our investments are typically governed by traditional financial maintenance covenants.4 Credit fundamentals within PCAP’s portfolio reflect Churchill’s deal structuring discipline developed over 20 years underwriting across multiple cycles. As of March 31, 2026, the
2 Performance data shown represents past performance and does not predict or guarantee future results. Actual individual investor performance may differ from the aggregated share class performance. All returns shown assume reinvestment of distributions pursuant to the Fund’s distribution reinvestment plan, are derived from unaudited financial information and are net of all expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund's NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Class I does not charge any upfront selling commissions or dealer manager fees. Returns are annualized for periods longer than one year. The annualized distribution rate is calculated by multiplying the sum of the month’s base distribution per share and any supplemental distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate shown may be rounded and is net of applicable servicing fees. Distribution amounts and the frequency of distribution payments are subject to approval by the Board of Trustees of the Fund (the “Board”) and may change. Distributions are not guaranteed and may be suspended. As of March 31, 2026, all distributions since inception were funded from net investment income or net realized capital gains. No distributions paid were classified as return of capital. A return of capital (i) is a return of the original amount invested, (ii) does not constitute earnings or profits and (iii) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. We cannot guarantee that we will make distributions, and if we do, distributions, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. Distributions may also be funded, in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Churchill PCIF Advisor LLC (the “Adviser”) or its affiliates that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to such affiliates will reduce future distributions to which an investor would otherwise be entitled. For further information, please see our annual reports on Form 10-K and quarterly reports on Form 10-Q on the SEC’s website at www.sec.gov. Inception date for Class I is March 20, 2022. Inception date for Class S and Class D shares is October 2, 2023. Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception-to-date (“ITD”) total return for Class S (no/with upfront placement fee): 8.97%/7.65%. ITD total return for Class D (no/with upfront placement fee): 9.84%/9.28%. Quarter-to-date (“QTD”) total return for Class S (no/with upfront placement fee): 0.62%/(2.10)%. QTD total return for Class D (no/with upfront placement fee): 0.80%/(0.34)%. NAV is calculated as total assets (i.e. investments at fair market value, cash, trade receivables and other assets) less total liabilities (i.e. drawn leverage, unsettled trade payables and other liabilities). NAV is calculated based on the valuation process of the Adviser, in its capacity as the valuation designee (the “Valuation Designee”). The valuation process is subject to the review of and oversight by the Board to determine that the Valuation Designee selected and consistently applied the appropriate valuation methodologies in connection with the Valuation Designee’s determination of the fair value of the Fund's portfolio securities. For information on the calculation of our NAV, see the "Determination of Net Asset Value" section of our prospectus.
3 Diversification is a technique to help reduce risk. It is not guaranteed to protect against loss. Average position size is calculated as a percentage of total fair value of the investment portfolio.
4 As of March 31, 2026, approximately 73.0% of our senior loan and junior capital debt investments have one or more financial maintenance covenants (excluding debt investments in liquid fixed-income securities (including broadly syndicated loans)). Including debt investments in liquid fixed-income securities, approximately 67.95% of our total debt investments have financial maintenance covenants.

weighted average LTV of PCAP’s debt portfolio based on fair value was 41.8%,5 with total net leverage of 4.7x6 and interest coverage of 2.6x7 on core middle market first lien loans.

Continuous deployment opportunities. We believe the core middle market presents a compelling source of ongoing deployment. Due to the size and stage of growth trajectory of top performing companies in this segment of the market, we see meaningful and continuous incremental financing opportunities to support buy-and-build strategies and other significant growth initiatives, regardless of broader macroeconomic conditions or fluctuations in LBO activity. For the first quarter, nearly 60% of PCAP’s deal activity was from incremental or add-on investments,8 a testament to the depth of our existing portfolio relationships and the compounding nature of Churchill’s origination model.

Outlook

Transaction activity slowed earlier in the first quarter but has since regained momentum. With modest spread widening and continued conservative leverage, particularly in the core middle market, we are encouraged by the steady growth in our pipeline and the quality of businesses seeking financing solutions. We believe broader economic indicators also remain constructive, with stable GDP growth, subdued unemployment, and solid corporate earnings providing a very supportive foundation. We continue to view private credit, particularly direct lending, as a compelling asset class. Given our deliberate positioning and focus on the core middle market, we believe PCAP is well positioned to deploy capital into high quality, sponsor-backed companies as these opportunities emerge.

We believe Churchill’s leadership and fully scaled capital solutions in the core middle market, highly differentiated sourcing as an LP in over 350 private equity funds, and 20-year track record of investing across interest rate and economic cycles provide a strong foundation for continued success. Sponsor-backed direct lending as an asset class, Churchill’s primary focus, continues to demonstrate resilience, with KBRA DLD reporting just a 1.1% default rate for the trailing twelve month period ending April 2026, and forecasting a modest increase in 2026 to 1.75%.9 During the first quarter, PCAP’s performance was similarly strong. As of March 31, 2026, our internally risk rated “watchlist” credits made up only 3.4% of the portfolio at fair value, with an investment in one portfolio company on non-accrual status at a fair value of $0.10

In the current environment, we believe that leading managers that demonstrate discipline, cycle-tested processes and consistent performance will remain the most attractive partners for investors seeking stability and long-term value as the macroeconomic environment continues to evolve.
Deal Highlights*

Churchill served as sole lead arranger and administrative agent for a first lien senior secured facility to support Alpine Investors’ refinancing of Canopy Service Partners (“CSP”). CSP, acquired by Alpine in 2023 (underlying brand age over 30 years) and headquartered in Chicago, IL, is a tree and plant care services platform that provides high-skill tree and plant services to homeowners and commercial customers. Churchill was selected to lead due to its scale and corresponding ability to commit to the entire financing, and its ability to move quickly, leveraging deep industry knowledge from the incumbent sponsor.
5 Weighted average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available financial information. Includes all private debt investments for which fair value is determined by the Valuation Designee and excludes quoted assets as well as investments that the Adviser has assigned an internal risk rating of 8 or higher, investments on non-accrual, and portfolio companies with net leverage of 15x or greater. Amounts are weighted on the fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.
6 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which we are a lender. Leverage is derived from the most recently available portfolio company financial statements and weighted by the fair value of each investment. Net leverage presented excludes equity investments as well as debt instruments to which the Adviser has assigned a risk rating of 8 or higher and any portfolio companies with net leverage of 15x or greater.
7 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Adviser and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments and applies solely to traditional middle market first lien loans held by us, which also excludes any upper middle market or other first lien loans investments that do not have financial maintenance covenants and first lien loans that the Adviser has assigned a risk rating of ‘8’ or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 60.67% of our total investments, and 65.31% of our total first lien loan investments, in each case based upon fair value.
8 Based on the total number of deals closed during the first quarter of 2026, but excluding investments in liquid fixed-income securities (including broadly syndicated loans).
9 KBRA DLD Direct Lending Default April 2026 Report. As of April 28, 2026.
10 Excludes liquid investments managed by the leveraged finance division of Nuveen Asset Management LLC.

Churchill served as a lead arranger and bookrunner for a first lien senior secured facility to support The Sterling Group’s acquisition of Healthcare Linen Services Group (“HLSG”). Founded in 1915 and headquartered in St. Charles, IL, HLSG is a provider of outsourced linen laundry and management services to healthcare institutions across the United States. Churchill was selected as a lead arranger due to its flexibility to support continued growth of the business and its ability to efficiently leverage relevant industry knowledge within the portfolio through a long-standing investment with a company in the same space.

*These investments are not representative of all of PCAP’s investments of a given type or of investments generally and is for illustrative purposes only. This does not constitute investment advice or recommendation of past investments. There can be no assurance that PCAP will achieve its investment objective, implement its investment strategy, or avoid significant losses. The deals presented herein reflect a nonperformance-based standard of showing deals allocated to PCAP where Churchill was the lead agent during the quarter ended March 31, 2026.

Important Disclosure Information

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance does not predict future returns. The opinions expressed herein reflect the current opinions of Churchill as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by PCAP; actual results may differ materially from the information generated through the use of illustrative components of return. While Churchill believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Case Studies. The selected investment examples, case studies and/or transaction summaries presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by the Fund in employing the Fund’s investment strategies. It should not be assumed that the Fund will make equally successful or comparable investments in the future. Moreover, the actual investments to be made by the Fund will be made under different market conditions from those investments presented or referenced in this Current Report on Form 8-K and may differ substantially from the investments presented herein as a result of various factors. Certain investment examples described herein may be owned by investment vehicles managed by Churchill and by certain other third-party equity partners, and in connection therewith Churchill may own less than a majority of the equity securities of such investment. Further investment details are available upon request.

Opinions. Opinions expressed reflect the current opinions of Churchill as of the date appearing in this Current Report on Form 8-K only and are based on Churchill opinions of the current market environment, which is subject to change. Certain information contained in this Current Report on Form 8-K discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Forward Looking Statements. This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. You can generally identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or the negative of these words or other variations on these words or comparable terminology. All statements other than statements of historical facts, including statements regarding our plans and objectives for future operations, and including plans and objectives relating to future growth and availability of funds, are forward-looking statements. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Fund, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. These statements are based on information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-

looking statements involve risks and uncertainties and are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements outlined herein, in the Fund’s prospectus, and in any applicable prospectus supplement may include statements as to: changes in the markets in which the Fund invests and changes in financial and lending markets generally; an economic downturn and its impact on the ability of the Fund’s portfolio companies to operate and the investment opportunities available to the Fund; the impact of geopolitical conditions; interest rate volatility; and the impact of supply chain constraints, labor shortages; and fluctuating levels of inflation. The Fund is providing the information as of this date (unless otherwise specified) and assumes no obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Shareholder Communication of Nuveen Churchill Private Capital Income Fund
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: June 11, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President